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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 21, 2004

SOUTHWEST CASINO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		952-853-9990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On October 25, 2004, Southwest Casino Corporation issued a press release regarding the denial of the application of North Metro Harness Initiative, LLC, in which Southwest owns a 50% membership interest, for a license to develop, own and operate a harness racing facility in the Twin Cities Metropolitan Area, primarily due to concerns that competition from this new facility would hurt the state’s existing thoroughbred racetrack.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: October 25, 2004

/s/ Thomas E. Fox
Thomas E. Fox, President